UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to 240.14a-12

COPART, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COPART, INC.

November 7, 2005

Dear Shareholder:

You are cordially invited to attend the 2005 Annual Meeting of Shareholders of Copart, Inc. to be held on Tuesday, December 6, 2005 at 9:00 a.m., Pacific Standard Time, at the Company’s corporate headquarters located at 4665 Business Center Drive, Fairfield, CA 94534 (see directions on page 25). The formal Notice of Annual Meeting of Shareholders and proxy statement accompanying this letter describes the business to be acted upon.

Please use this opportunity to take part in our affairs by voting on the business to come before this meeting. Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy in the enclosed postage-paid envelope or vote electronically via the Internet or telephone. See “Voting Procedures” in the proxy statement for more details. Returning the proxy or voting electronically does NOT deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the meeting.

We look forward to seeing you at the Annual Meeting

                            Sincerely,

                            WILLIS J. JOHNSON
                            Chief Executive Officer

YOUR VOTE IS IMPORTANT

IN ORDER TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE ANNUAL MEETING, IN THE EVENT YOU ARE NOT PERSONALLY PRESENT, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE POSTAGE PAID ENVELOPE PROVIDED OR SUBMIT YOUR PROXY ELECTRONICALLY BY FOLLOWING THE ENCLOSED INSTRUCTIONS.

COPART, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 6, 2005

To the Shareholders of Copart, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Copart, Inc. will be held on Tuesday, December 6, 2005 at 9:00 a.m., Pacific Standard Time, at Copart’s corporate headquarters located at 4665 Business Center Drive, Fairfield, California 94534, for the following purposes:

1.	To elect seven directors for the ensuing year or until their successors have been duly elected and qualified;

2.	To approve Copart’s Executive Bonus Plan;

3.	To ratify the selection of KPMG LLP as independent auditors for the current fiscal year ending July 31, 2006; and

4.	To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

The Board of Directors has fixed the close of business on October 17, 2005 as the record date for determining shareholders entitled to notice of, and to vote at, the annual meeting. Only shareholders of record at the close of business on the record date are entitled to notice of, and to vote at, the annual meeting. The stock transfer books will not be closed between the record date and the date of the annual meeting. A list of shareholders entitled to vote at the meeting will be available for inspection at Copart’s corporate headquarters.

  Please read carefully the following proxy statement, which describes the matters to be voted upon at the annual meeting, and then submit your proxy according to the enclosed instructions as promptly as possible. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be submitted to ensure that all your shares will be voted. Shareholders may revoke previously delivered proxies at any time prior to the meeting. Any shareholder who has previously submitted a proxy may attend the meeting and if the shareholder so chooses, vote in person by ballot, which will result in the revocation of the prior proxy.

                        For the Board of Directors
                        COPART, INC.

                        Paul A. Styer, Secretary

Fairfield, California
November 7, 2005

Page

VOTING AND SOLICITATION	1
General	1
Voting Rights	1
Quorum Requirement; Abstentions and Broker Non-Votes	2
Voting Procedures	2
Revocability of Proxies	3
Proxy Solicitation Costs	3
Deadline for Receipt of Shareholder Proposals for 2006 Annual Meeting	3
Shareholders Sharing the Same Address	4

PROPOSAL ONE	5
General	5
Nominees	5
Vote Required	6
Recommendation of the Board of Directors	6
Board Meetings and Board Committees	6
Shareholder Communications with the Board of Directors	8
Director Compensation	8
Compensation Committee Interlocks and Insider Participation	8

PROPOSAL TWO	9
Purpose	9
Eligibility to Participate	9
Target Awards and Performance Goals	10
Actual Awards	10
Administration, Amendment and Terminations	10
Awards to be Granted to Certain Individuals and Groups	11
Vote Required	11
Recommendation of the Board of Directors	11

PROPOSAL THREE	11
General	11
Principal Accountant Fees and Services	11
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors	12
Vote Required	12
Recommendation of the Board of Directors	12

AUDIT COMMITTEE REPORT	13

SECURITY OWNERSHIP	14

EQUITY COMPENSATION PLAN INFORMATION	16

EXECUTIVE COMPENSATION	17
Summary Compensation Table	17
Option Grants in Last Fiscal Year	18
Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option Values	18
Employment Contracts and Change-in-Control Arrangements	19

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION	20
Part One - Existing Compensation Arrangements	20
Part Two - Compensation of Chief Executive Officer	21

-i-

(continued)

Page

PERFORMANCE GRAPH	22

CERTAIN TRANSACTIONS	23

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	24

OTHER MATTERS	25

ADJOURNMENT OF THE ANNUAL MEETING	25

ANNUAL REPORT	25

-ii-

COPART, INC.
4665 Business Center Drive
Fairfield, California 94534

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON DECEMBER 6, 2005

________________________________________

VOTING AND SOLICITATION

General

The enclosed proxy is solicited on behalf of the Board of Directors of Copart, Inc., a California corporation, for use at our annual meeting of shareholders to be held on Tuesday, December 6, 2005. The annual meeting will be held at 9:00 a.m., Pacific Standard Time, at Copart’s corporate headquarters located at 4665 Business Center Drive, Fairfield, California 94534. Our telephone number at our headquarters is (707) 639-5000. Only shareholders of record at the close of business on October 17, 2005 will be entitled to notice of, and to vote at, the annual meeting.

We use several abbreviations in this proxy statement. We may refer to our company as “Copart” or the “Company.” The term “proxy materials” includes this proxy statement as well as the enclosed proxy card and our 2005 Annual Report to Shareholders. References to our “fiscal year” refer to our fiscal year beginning on August 1 of the prior year and ending on July 31 of the year stated.

This proxy statement and the accompanying proxy materials were first mailed to the Company’s shareholders on or about November 7, 2005. Copart will pay the cost of soliciting proxies. Proxies may be solicited on the Company’s behalf by directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission.

On October 17, 2005, the record date for determination of shareholders entitled to vote at our annual meeting, there were 90,454,031 shares of Common Stock outstanding held by approximately 1,227 shareholders of record. No shares of our authorized Preferred Stock were outstanding.

Voting Rights

Each share of our common stock outstanding on the record date is entitled to one vote on each matter submitted for shareholder approval. In addition, under California law in connection with the election of directors, each shareholder may cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder as of the record date, or such shareholder may distribute such number of votes on the same principle among as many candidates as the shareholder thinks fit. Votes cannot be cast for more than the number of candidates to be elected. No shareholder will be entitled to cumulate votes for a candidate unless such candidate’s name has been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the commencement of voting of the shareholder’s intention to cumulate votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.

Quorum Requirement; Abstentions and Broker Non-Votes

A quorum comprising the holders of a majority of our outstanding shares of common stock on the record date must be present or represented for the transaction of business at the annual meeting. Your shares will be counted as being present at the meeting if you appear in person or if you submit your proxy either by Internet, telephone, or by a properly executed proxy card.

If your shares are held in a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee (the “record holder”) along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares according to your instructions. If you do not give instructions to your record holder, the record holder will be entitled to vote the shares in its discretion on Proposal One (Election of Directors) and Proposal Three (Ratification of Appointment of Independent Auditors).

If you abstain from voting or if a record holder does not vote the shares you own beneficially (known as a “broker non-vote”), either because it lacks the discretionary authority to do so or for any other reason, your shares will be included in the number of shares represented for purposes of determining whether a quorum is present. Abstentions and broker non-votes will not be counted for purposes of determining the number of votes cast regarding any particular proposal, however. Abstentions and broker non-votes can have the effect of preventing approval of a proposal where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum. For example, if the number of abstentions or broker non-votes resulted in the votes “FOR” a proposal not equaling at least a majority of the quorum required for the meeting, the proposal would not be approved. This will be the case even though the number of votes “FOR” the proposal exceeded the number of votes “AGAINST” the proposal. Abstentions and broker non-votes are not counted in the election of directors. The seven nominees receiving the highest number of affirmative votes will be elected as directors.

Votes will be tabulated by an inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes.

Voting Procedures

General. Your shares will be voted in accordance with the instructions you indicate when you submit your proxy. If you submit a proxy, but do not indicate your voting instructions, your shares will be voted as follows:

•	FOR the election of the director nominees listed in this proxy statement;

•	FOR the approval of Copart’s Executive Bonus Plan;

•	FOR the ratification of our selection of KPMG LLP as independent auditors for the fiscal year ending July 31, 2006; and

•	At the discretion of the proxy holders, upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Voting by Mail. By signing and returning the enclosed proxy card according to the instructions provided, you are enabling the individuals named on the proxy card, known as “proxies,” to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way your shares will be voted even if you are unable to attend the meeting.

Voting by Telephone or Internet. Instructions for voting by telephone and over the Internet are included with these proxy materials. If you vote by telephone or over the Internet, you do not need to complete and mail your proxy card.

Voting in Person at the Meeting. If you plan to attend the annual meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the shareholder of record, and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in your name. In that case, and if you wish to vote at the meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote these shares.

Revocability of Proxies

You may revoke your proxy at any time before it is voted at the annual meeting. In order to revoke your proxy, you may either:

•	Submit another proxy bearing a later date;

•
Provide written notice of the revocation to our Secretary, Paul A. Styer, c/o Copart, Inc., 4665 Business Center Drive, Fairfield, California 94534 prior to the time we take the vote at the annual meeting; or

•	Attend the meeting and vote in person.

Proxy Solicitation Costs

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of proxy materials. In addition, we may reimburse brokerage firms and other custodians for their reasonable out-of-pocket costs in forwarding these proxy materials to you. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, facsimile or other means by directors, officers, or employees of Copart. No additional compensation will be paid to these individuals for any such services.

Deadline for Receipt of Shareholder Proposals for 2006 Annual Meeting

Requirements for Shareholder Proposals to be Considered for Inclusion in Copart’s Proxy Materials. Shareholders of Copart may submit proposals on matters appropriate for shareholder action at annual meetings of Copart’s shareholders in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. For such proposals to be included in Copart’s proxy materials relating to its 2006 Annual Meeting of Shareholders, all applicable requirements under Rule 14a-8 must be satisfied and such proposals must be received by Copart no later than July 5, 2006. Such proposals should be delivered to

Copart, Inc., Attn: Paul A. Styer, Secretary, 4665 Business Center Drive, Fairfield, California 94534. The submission of a shareholder proposal does not guarantee that it will be included in Copart’s proxy statement or proxy.

Requirements for Shareholder Proposals to be Brought Before the Annual Meeting. Copart’s bylaws establish an advance notice procedure for shareholders who wish to present certain matters before an annual meeting of shareholders where the proposal is not intended to be included in the proxy statement relating to that meeting. For shareholder nominations to the Board of Directors or other proposals to be considered at an annual meeting, the shareholder must have given timely notice thereof in writing to the secretary of Copart (at the address noted above) such that the shareholder notice has been received by Copart not less than ninety (90) nor more than one hundred twenty (120) days prior to the anniversary of the date on which Copart first mailed its proxy materials for its immediately preceding annual meeting of shareholders. To be timely for the 2006 annual meeting, a shareholder’s notice must be delivered to or mailed and received by the secretary at the principal executive offices of Copart between July 5, 2006 and August 7, 2006. A shareholder’s notice to the secretary must set forth, with respect to each matter the shareholder proposes to bring before the annual meeting, the information required by Copart’s bylaws. If a shareholder fails to comply with the advance notice provision set forth in the bylaws, the shareholder will not be permitted to present the proposal at the meeting.

In addition, the proxy solicited by the Board of Directors for the 2006 Annual Meeting of Shareholders will confer discretionary authority on management’s proxy holders to vote on (i) any proposal presented by a shareholder at that meeting for which Copart has not been provided with notice on or prior to the August 7, 2006 deadline and (ii) on any proposal made in accordance with the bylaw provisions, if the 2006 proxy statement briefly describes the matter and how management’s proxy holders intend to vote on it, provided that the shareholder has not complied with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934.

Shareholders Sharing the Same Address

Copart has adopted a procedure called “householding,” which has been approved by the Securities and Exchange Commission. Under this procedure, Copart is delivering only one copy of the annual report and proxy statement to multiple shareholders who share the same address and have the same last name, unless Copart has received contrary instructions from an affected shareholder. This procedure reduces Copart’s printing costs, mailing costs, and fees. Shareholders who participate in householding will continue to receive separate proxy cards.

Copart will deliver, promptly upon written or oral request, a separate copy of the annual report and the proxy statement to any shareholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the annual report or proxy statement, you may write or call Copart’s Investor Relations Department at 4665 Business Center Drive, Fairfield, California 94534, telephone (707) 639-5000.  Any shareholders of record who share the same address and currently receive multiple copies of Copart’s annual report and proxy statement who wish to receive only one copy of these materials per household in the future, please contact Copart’s Investor Relations Department at the address or telephone number listed above to participate in the householding program.

A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker, or other holder of record to request information about householding.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

One of the purposes of the annual meeting is to elect directors to hold office until the 2006 annual meeting or until their respective successors are elected and have been qualified. The number of authorized directors is from five to nine, currently set at seven. Our Nominating and Governance Committee has nominated the seven individuals listed below for election as directors. All of the nominees are presently directors of Copart. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unavailable to serve. Unless otherwise instructed, the proxy holders will vote all submitted proxies FOR the nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will ensure the election of as many of the nominees listed below as possible. In such event, the specific nominees to be voted for will be determined by the proxy holders. Directors must be elected by a plurality of the votes cast at the annual meeting. Accordingly, the seven candidates receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting will be elected to our Board of Directors.

Nominees

Set forth below is information regarding the Company’s nominees, all of whom are currently directors of the Company:

Name	Age	Position(s) with Copart	Director Since
Willis J. Johnson	58	Chief Executive Officer and Chairman of the Board	1982
A. Jayson Adair	36	President and Director	1992
James E. Meeks	56	Executive Vice President, Chief Operating Officer and Director	1996
Harold Blumenstein	67	Director	1994
James Grosfeld	68	Director	1993
Steven D. Cohan	44	Director	2004
Jonathan Vannini	43	Director	1993

Willis J. Johnson, founder of Copart, has served as our Chief Executive Officer since 1986 and Chairman of the Board since January 2004. Mr. Johnson also served as our President from 1986 until 1995. Mr. Johnson was an officer and director of U-Pull-It, Inc. (“UPI”) a self-service auto dismantler which he co-founded, from 1982 through September 1994. Mr. Johnson sold his entire interest in UPI in September 1994. Mr. Johnson has over 30 years of experience in owning and operating auto dismantling companies.

A. Jayson Adair has served as our President since 1996. From 1995 until 1996, Mr. Adair served as our Executive Vice President. From 1990 until 1995, Mr. Adair served as our Vice President of Sales and Operations and from 1989 to 1990. Mr. Adair served as our Manager of Operations.

James E. Meeks has served as our Vice President and Chief Operating Officer since 1992, when he joined the Company concurrent with our purchase of South Bay Salvage Pool. Mr. Meeks has served as Executive Vice President and director of the Company since 1996 and as Senior Vice President since 1995.

From 1986 to 1992, Mr. Meeks, together with his family, owned and operated the South Bay Salvage Pool. Mr. Meeks has over 30 years of experience in the vehicle dismantling business.

Harold Blumenstein is a general partner of Paragon Properties Company, a real estate development, investment and management company, where he has been employed since January 1971. Mr. Blumenstein holds a B.A. in Economics and Accounting from Wayne State University.

James Grosfeld has been a private investor at all times during the last five years. From 1993 until 1994, Mr. Grosfeld served as chairman of our Board of Directors. Mr. Grosfeld is also a director of BlackRock Inc., a public diversified investment management company, Ramco-Gershenson Properties Trust and Lexington Corporate Properties Trust.

Steven D. Cohan has served as the Chief Executive Officer and President of Loco Ventures, Inc., a privately held manufacturer and distributor of food and beverages in northern California since 1999. From 1992 to 1994 he served as Vice President of Finance and Principle Accounting Officer for Copart, Inc., and from 1994 to 1996 he served as Copart’s Vice President of Corporate Development. He holds an M.B.A. from the University of San Francisco and a B.A. in Economics from UCLA and is a Certified Public Accountant.

Jonathan Vannini has been a private investor since 1996. Mr. Vannini was a general partner at HPB Associates, an investment partnership, and was employed by HPB Associates from August 1987 until March 1996. Mr. Vannini holds a B.A. in Economics from the University of California, Los Angeles and an M.B.A. from Columbia University.

There are no family relationships among any of the directors or executive officers of the Company, except that A. Jayson Adair is the son-in-law of Willis J. Johnson.

Vote Required

The seven nominees receiving the highest number of affirmative votes will be elected as directors.

Recommendation of the Board of Directors

Our Board of Directors has unanimously approved the director nominations listed above and recommends that shareholders vote FOR the election of each of the above-named nominees.

Board Meetings and Board Committees

During the fiscal year ended July 31, 2005, our Board of Directors held six (6) meetings. Each of our directors attended at least 75% of the meetings held during fiscal 2005 of our board or any committee on which such director served. Copart’s directors are strongly encouraged to attend the annual meeting of shareholders. Directors Johnson, Adair and Meeks attended the Company’s 2004 annual meeting of shareholders. During fiscal 2005, the Company maintained standing audit, compensation and nominating and governance committees.

Audit Committee

Our Audit Committee is primarily responsible for reviewing and approving the services performed by our independent auditors, reviewing our financial statements, and reviewing reports concerning our accounting practices and systems of internal accounting procedures and controls. The purposes of the Audit Committee are, among other things, to:

•	Oversee our accounting and financial reporting processes and audits of our financial statements;

•
Assist the board in overseeing and monitoring: (i) the integrity of our financial statements; (ii) our accounting policies and procedures; (iii) our compliance with legal and regulatory requirements; (iv) our independent auditor’s qualifications, independence, and performance; (v) our disclosure controls and procedures; and (vi) our internal controls;

•	Provide the board with the result of its monitoring and any recommendations derived from such monitoring; and

•	Provide the board with additional information and materials as the board may determine to be necessary to make the board aware of significant financial matters requiring board attention.

The Audit Committee currently consist of directors Blumenstein, Grosfeld, Vannini and Cohan. Copart believes that all four current members are “independent directors” as contemplated by Rule 4200 of the Marketplace Rules of the National Association of the Securities Dealers, Inc. The Board of Directors has designated Steven Cohan as an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission.  The Audit Committee held nine (9) meetings during fiscal 2005. A copy of the Audit Committee Charter, as amended, is attached as Annex A to this proxy statement.

Compensation Committee

Our Compensation Committee is generally responsible for, among other things, reviewing and approving the Company’s compensation policies, setting the compensation levels for those Company executive officers and senior managers reporting directly to the Company’s President whose compensation is not otherwise established pursuant to employment agreements reviewed or approved by the Board of Directors, and administering our equity incentive plans. The Compensation Committee acts under a written charter adopted and approved by our Board of Directors. The Compensation Committee consists, and consisted at all times during fiscal 2005, of directors Blumenstein, Grosfeld, and Vannini. Copart believes that all three current members of the Compensation Committee are “independent directors” as contemplated by Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc. and are “outside directors” as defined in Section 162(m) of the Internal Revenue Code. The Compensation Committee held three (3) meetings during fiscal 2005.

Nominating and Governance Committee

Copart’s Board of Directors established the nominating and governance committee in September 2003. The purpose of the nominating and governance committee is to ensure that our Board of Directors is properly constituted to meet its fiduciary obligations to shareholders and that Copart has and follows appropriate governance standards. The committee is authorized to assist the board by identifying prospective director nominees and to select the director nominees for the next annual meeting of shareholders and to develop and recommend to the board governance principles applicable to Copart. The nominating and governance committee consists of directors Blumenstein, Grosfeld, and Vannini. Copart believes that all three current members of the nominating and governance committee are “independent directors” as contemplated by Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc. The committee held one (1) meeting during fiscal 2005. A copy of the Nominating and Governance Committee Charter is attached as Annex B to this proxy statement.

Shareholder Communications with the Board of Directors

The Board of Directors has approved the following procedure for shareholders to communicate with the Company’s directors. Mail can be addressed to directors in care of Copart, Inc., 4665 Business Center Drive, Fairfield, California 94534, attention General Counsel. All mail received will be logged in, opened and screened for security purposes. All mail, other than trivial or obscene items, will be forwarded. Trivial items will be delivered to the directors at the next scheduled Board meeting. Mail addressed to a particular director will be forwarded or delivered to that Director. Mail addressed to “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to the Chairman of the Nominating and Governance Committee. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Chairman of the Board and Chief Executive Officer.

Director Compensation

Each of our non-employee directors, consisting of directors Blumenstein, Grosfeld, Schmidt, Vannini, and Cohan received quarterly cash compensation during fiscal 2005 of $8,000 for services as a director and member of any committees on which he may serve. Non-employee directors are reimbursed for expenses incurred with attending board or committee meetings.

In October 2004, Copart granted directors Blumenstein, Grosfeld, Vannini and Cohan each an option to acquire 20,000 shares of common stock under its 2001 Stock Option Plan at an exercise price of $19.12. In October 2005, Copart granted directors Blumenstein, Grosfeld, Vannini and Cohan each an option to acquire 20,000 shares of common stock under its 2001 Stock Option Plan at an exercise price of $24.03. Each of these options vests over two years, with one-half of the shares vesting on the first anniversary of the date of grant and the balance vesting on a monthly basis over the 12 months succeeding such first anniversary.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee consisted at all times during fiscal 2005 of directors Blumenstein, Grosfeld, and Vannini. No member of the Compensation Committee was at any time during fiscal 2005, or at any other time, an officer or employee of Copart or any of its subsidiaries, and no member of the Compensation Committee had any relationship requiring disclosure under Item 404 of Regulation S-K (Certain Relationships and Related Transactions) promulgated by the Securities and Exchange Commission. No interlocking relationship, as described by the Securities and Exchange Commission, exists or existed during fiscal 2005 between any member of our Compensation Committee and any member of any other company’s board of directors or compensation committee.

PROPOSAL TWO

APPROVAL OF THE EXECUTIVE BONUS PLAN

The Board of Directors has adopted the Copart, Inc. Executive Bonus Plan (the “Bonus Plan”), subject to the approval of a majority of the shares of the Company’s common stock that are present in person or by proxy at the 2005 annual meeting of shareholders.

The following paragraphs provide a summary of the principal features of the Bonus Plan and its operation. The Bonus Plan is set forth in its entirety as Annex C to this proxy statement. The following summary is qualified in its entirety by reference to Annex C.

Purpose

The purpose of the Bonus Plan is to motivate key executives to perform to the best of their abilities and to achieve the Company’s objectives. The Bonus Plan accomplishes this by paying awards under the Bonus Plan only after the achievement of the specified goals.

The Bonus Plan also is designed to qualify as “performance-based” compensation under section 162(m) of the Internal Revenue Code. Under section 162(m), the Company may not receive a federal income tax deduction for compensation paid to the Chief Executive Officer or any of the four other most highly compensated executive officers to the extent that any of these persons receives more than $1 million in any one year. However, if we pay compensation that is “performance-based” under section 162(m), the Company still can receive a federal income deduction for the compensation even if it is more than $1 million during a single year. The Bonus Plan allows the Company to pay incentive compensation that is performance-based and therefore fully tax deductible on the Company’s federal income tax return.

Eligibility to Participate

The Compensation Committee selects which of Copart’s employees (and employees of Copart’s affiliates) who will be eligible to receive awards under the Bonus Plan. The actual number of employees who will be eligible to receive an award during any particular year cannot be determined in advance because the Compensation Committee has discretion to select the participants. In October 2005, the Compensation Committee determined that, subject to shareholder approval of the Bonus Plan at the annual meeting, eligible participants for fiscal 2006 would include only our Chief Executive Officer, Mr. Willis J. Johnson, and our President, Mr. A. Jayson Adair.

Target Awards and Performance Goals

Each performance period, the Compensation Committee assigns each participant a target award and performance goal or goals that must be achieved before an award actually will be paid to the participant. The participant’s target award is generally expressed as a percentage of his or her base salary at the end of the fiscal year, but may be designated as a dollar amount or some other fashion as the Compensation Committee may determine. The performance goals require the achievement of objectives for one or more of: earnings per share, operating cash flow, operating income, profit after tax, profit before tax, return on assets, return on equity, return on sales, revenue, and total shareholder return.

Each of these performance measures is defined in the Bonus Plan. For purposes of fiscal 2006, the Compensation Committee has determined that our Chief Executive Officer and our President will be eligible to receive a bonus based on a performance target measured by revenue. If shareholders do not approve the Bonus Plan, then the Compensation Committee may consider alternative compensation agreements to properly incentivize Mssrs. Johnson and Adair.

Actual Awards

After the performance period ends, the Compensation Committee certifies in writing the extent to which the pre-established performance goals actually were achieved or exceeded. The actual award that is payable to a participant is determined using a formula that increases or decreases the participant’s target award based on the level of actual performance attained. However, the Bonus Plan limits actual awards to a maximum of $2,000,000 per person in any performance period, even if the formula otherwise indicates a larger award and the Compensation Committee retains the discretion to reduce the amount of an award dictated by the formula.

Actual awards generally are paid in cash within 90 days after the performance period ends. If a participant terminates employment before the end of the performance period in which the bonus is to be earned, the Compensation Committee has discretion to pay out part or the entire award otherwise earned.

Administration, Amendment and Termination

The Compensation Committee administers the Bonus Plan. Members of the Compensation Committee must qualify as outside directors under section 162(m). Subject to the terms of the plan, the Compensation Committee has sole discretion to:

•	select the employees who will receive awards;

•	determine the target award for each participant;

•	determine the performance goals that must be achieved before any actual awards are paid;

•	determine a formula to increase or decrease an award to reflect actual performance versus the predetermined performance goals; and

•	interpret the provisions of the Bonus Plan.

The Board of Directors may amend or terminate the plan at any time and for any reason. An amendment also will be submitted for shareholder approval if necessary to maintain the Bonus Plan's compliance with Section 162(m).

Awards to be Granted to Certain Individuals and Groups

Awards under the Bonus Plan are determined based on actual performance, so future actual awards (if any) cannot now be determined. In fiscal year 2005, the Company paid bonuses to the Named Officers as described in the “Executive Compensation—Summary Compensation Table” and in the “Compensation Committee Report on Executive Compensation” sections of this proxy statement.

Vote Required

Approval of the Bonus Plan requires the affirmative vote of a majority of the shares present at the 2005 annual meeting, either in person or by proxy.

Recommendation of the Board of Directors

Our Board of Directors unanimously recommends that shareholders vote FOR the approval of the Executive Bonus Plan.

PROPOSAL THREE

RATIFICATION OF INDEPENDENT AUDITORS

General

Our Audit Committee intends to appoint KPMG LLP as our independent auditors to audit our financial statements for the current fiscal year ending July 31, 2006. KPMG LLP have been our independent auditors since their initial appointment in July 1994. A representative of KPMG LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. Shareholder ratification of the selection of KPMG LLP is not required by our bylaws or otherwise. Our Audit Committee is submitting the selection of KPMG LLP to the shareholders for ratification as a matter of good corporate practice.

In the event the shareholders fail to ratify the appointment of KPMG LLP, the Audit Committee will reconsider its selection. Even if the selection of independent auditors is ratified by our shareholders, the Audit Committee may, in its discretion, direct the appointment of a different independent accounting firm at any time during the year if it feels that such a change would be in the best interests of Copart and its shareholders.

Principal Accountant Fees and Services

The following table provides a summary of fees for professional services rendered by KPMG LLP for the fiscal years ended July 31, 2005 and July 31, 2004:

Fee Category	Fiscal 2005 Fees	Fiscal 2004 Fees
Audit fees, excluding audit related	$1,550,096	$305,000
Audit related fees	24,000	44,000
Tax fees	192,825	340,725
All other fees	—	—
Total fees	$1,766,921	$689,725

Audit Fees. Consists of fees billed for professional services rendered for the audit of Copart’s consolidated financial statements and the related audit of internal controls in fiscal 2005, and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.

Audit Related Fees. Consists of fees billed or for assurance and related services that are reasonably related to the performance of the audit or review of Copart’s consolidated financial statements and that are not reported under “Audit Fees.” These services include employee benefit plan audits, accounting consultations in connection with acquisitions and attest services that are not required by statute or regulation.

Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state, and international tax compliance, tax audit defense, customs and duties, mergers and acquisitions, and international tax planning.

All Other Fees. Consists of fees for products and services other than the services reported above. We did not retain KPMG LLP for any other services in fiscal 2005 or fiscal 2004.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Vote Required

Ratification of the appointment of KPMG LLP requires the affirmative vote of a majority of the shares present at the 2005 annual meeting, either in person or by proxy.

Recommendation of the Board of Directors

Our Board of Directors unanimously recommends that shareholders vote FOR the ratification of the selection of KPMG LLP to serve as our independent auditors for the current fiscal year ending July 31, 2006.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall this information be incorporated by reference by any general statement incorporating by reference this proxy into any filing under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference in such filing.

The Audit Committee of our Board of Directors is comprised of the four directors named below, none of whom are officers or employees of the Company. Our Audit Committee believes that all of its current members are independent directors as defined by applicable Nasdaq National Market rules and listing standards. The Board of Directors has adopted a written charter for the Audit Committee.

The Audit Committee has reviewed and discussed with Copart’s management and KPMG LLP Copart’s audited consolidated financial statements and financial reporting process. Copart’s management has the primary responsibility for the financial statements and financial reporting processes of Copart, including the system of internal controls. KPMG LLP, the Company’s current independent auditors are responsible for performing an independent audit of the consolidated financial statements of the Company and for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit Committee reviews and monitors these processes and receives reports from KPMG LLP and Company management. The Audit Committee also discussed with KPMG LLP the overall scope and plans of their audits, their evaluation of the company’s internal controls, and the overall quality of the company’s financial reporting processes.

The Audit Committee has discussed with KPMG LLP those matters required to be discussed by Statement of Auditing Standards No. 61 (“Communication With Audit Committees”) and has also discussed with the Audit Committee that firm’s independence from management and the Company. The Audit Committee has also received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standard Board Standard No. 1 (Independence Discussions with Audit Committee). The Audit Committee has also considered whether KPMG LLP’s provision to the Company of non-audit services (such as tax-related services, due diligence procedures, and services and advice related to acquisitions) that are not otherwise prohibited by applicable law is compatible with maintaining the independence of KPMG LLP with respect to the Company and its management.

Based upon the reviews, discussions and considerations referred to above, the Audit Committee has recommended to the Board that the Company’s audited financial statements be included in our Annual Report on Form 10-K for fiscal year 2005, and that KPMG LLP be appointed as the independent auditors for the Company for fiscal year 2006.

                        Respectfully submitted by:

                        The Audit Committee of the Board of Directors

                        Steven Cohan
                        Harold Blumenstein
                        James Grosfeld
                        Jonathan Vannini

SECURITY OWNERSHIP

The following table sets forth certain information known to Copart regarding the ownership of our Common Stock as of the record date (October 17, 2005) by (i) all persons known by Copart to be beneficial owners of five percent or more of our Common Stock; (ii) each current director and nominee for director; (iii) any other Named Officers (as said term is defined hereinafter in “Executive Compensation - Summary Compensation Table”); and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable, except as otherwise indicated.

Five Percent Shareholders, Directors and Executive Officers (1)	Number of Shares	Percent of Total Shares Outstanding

Neuberger Berman LLC (2) 605 Third Avenue New York, NY 10158	9,223,890	10.20%

Thomas W. Smith (3) 323 Railroad Avenue Greenwich, CT 06830	5,602,912	6.2%

Wasatch Advisors, Inc. (4) 150 Social Hall Avenue Salt Lake City, UT 84111	5,384,963	5.95%

Willis J. Johnson (5)	13,460,977	14.74%
James Grosfeld (6)	5,823,000	6.43%
A. Jayson Adair (7)	1,560,208	1.70%
Harold Blumenstein (8)	835,867	*
James E. Meeks (9)	408,007	*
Jonathan Vannini (10)	98,917	*
Vincent W. Mitz (11)	142,167	*
David L. Bauer (12)	85,563	*
Steven D. Cohan (13)	30,006	*
All directors and executive officers as a group (sixteen persons) (5-13)	22,746,252	24.21%
_____________________
*	Represents less than 1% of the Company’s outstanding Common Stock.
(1)	Unless otherwise set forth, the mailing address for each of the persons listed in this table is: c/o Copart, Inc., 4665 Business Center Drive, Fairfield, California 94534.
(2)
The number of shares and other information presented is as reported in a Schedule 13G filed by Neuberger Berman LLC with the SEC on October 11, 2005 and reflects stock held as of September 30, 2005. The Company has not attempted to verify independently any of the information contained in the Schedule 13G.

(3)	The number of shares and other information presented is as reported in a Schedule 13G filed with the SEC on February 14, 2005 and reflects stock held as of December 31, 2004. According to this Schedule 13G Messrs. Thomas W. Smith and Daniel J. Englander have the sole power to vote or direct the vote of 1,612,775 and 12,467 shares, respectively. Mr. Scott J. Vassalluzzo has sole power to vote or direct the vote of no shares. Messrs. Thomas W. Smith, Scott J. Vassalluzzo and Daniel J. Englander have the sole power to dispose or to direct the disposition of 2,185,169, 22,000 and 15,467 shares, respectively. Messrs. Thomas W. Smith, Scott J. Vassalluzzo and Daniel J. Englander have the shared power to vote or to direct the vote and the shared power to dispose or to direct the disposition of 3,417,743, 3,332,743 and 85,000 shares, respectively. The Company has not attempted to verify independently any of the information contained in the Schedule 13G.
(4)
The number of shares and other information presented is as reported in a Schedule 13F filed by Wasatch Advisors, Inc. with the SEC and reflects stock held as of June 30, 2005. The Company has not attempted to verify independently any of the information contained in the Schedule 13F.

(5)	Includes 841,667 shares of Common Stock subject to options exercisable within 60 days of the record date.
(6)	Includes 55,667 shares of Common Stock subject to options exercisable within 60 days of the record date.
(7)	Includes 1,556,333 shares of Common Stock subject to options exercisable within 60 days of the record date.
(8)	Includes 55,667 shares of Common Stock subject to options exercisable within 60 days of the record date.
(9)	Includes 407,917 shares of Common Stock subject to options exercisable within 60 days of the record date.

(10)	Includes 51,167 shares of Common Stock subject to options exercisable within 60 days of the record date.
(11)	Includes 142,167 shares of Common Stock subject to options exercisable within 60 days of the record date.
(12)	Includes 80,084 shares of Common Stock subject to options exercisable within 60 days of the record date.
(13)	Includes 30,000 shares of Common Stock subject to options exercisable within 60 days of the record date.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of July 31, 2005 about shares of our common stock that may be issued upon the exercise of options and similar rights under all of our existing equity compensation plans, including our 2001 Stock Option Plan, our 1994 Employee Stock Purchase Plan, the 1994 Director Option Plan, and our 1992 Stock Option Plan. Our 1992 Stock Option Plan was terminated in 2001, and our 1994 Director Option Plan was terminated in August 2003. No further grants will be made under these plans although pre-existing options remain outstanding and are subject to the terms of the plan. All of our equity incentive plans have been approved by our shareholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders	5,454,912 (2)	$11.09(3)	4,604,183(4)
Equity compensation plans not approved by security holders	—	—	—
Total	5,454,912	$11.09	4,604,183

_____________________
(1)
We are unable to ascertain with specificity the number of securities to be issued upon exercise of outstanding rights under the 1994 Employee Stock Purchase Plan or the weighted average exercise price of outstanding rights under that plan. The 1994 Employee Stock Purchase Plan provides that shares of our common stock may be purchased at a per share price equal to 85% of the fair market value of the common stock on the beginning of the offering period or a purchase date applicable to such offering period, whichever is lower.

(2)	Reflects the number of shares of common stock to be issued upon exercise of outstanding options under the 1992 Stock Option Plan, the 1994 Director Option Plan, and the 2001 Stock Option Plan.
(3)	Reflects weighted average exercise price of outstanding options under the 1992 Stock Option Plan, the 1994 Director Option Plan, and the 2001 Stock Option Plan.
(4)
Includes securities available for future issuance under the 1994 Employee Stock Purchase Plan and the 2001 Stock Option Plan. No securities are available for future issuance under the 1992 Stock Option Plan and 1994 Director Option Plan.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides certain summary information concerning the compensation earned for services rendered in all capacities to Copart and its subsidiaries during each of the last three fiscal years, by our Chief Executive Officer and each of our other four most highly compensated executive officers. The individuals whose compensation is disclosed in the following table are referred to in this proxy statement as the “Named Officers.”

	Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Securities Underlying Options/SARs (#)	All Other Compensation ($)
Willis J. Johnson Chief Executive Officer	2005 2004 2003	492,300 450,000 450,000	950,000 750,000 500,000	— 100,000 —	23,574 (1) 21,473 (1) 17,870 (1)

A. Jayson Adair President	2005 2004 2003	392,308 338,500 300,000	700,000 500,000 300,000	— 200,000 —	— — —

James E. Meeks Executive Vice President and Chief Operating Officer	2005 2004 2003	275,000 225,000 225,000	350,000 250,000 150,000	— 150,000 —	— — —

David L. Bauer Senior Vice President of Information Technology and Chief Information Officer	2005 2004 2003	219,600 190,000 190,000	200,000 150,000 100,000	— 70,000 —	— — —

Vincent W. Mitz Senior Vice President of Marketing	2005 2004 2003	219,600 190,000 190,000	200,000 150,000 100,000	— 100,000 —	— — —

_____________________
(1)
Comprised of premiums paid on life insurance policies payable to beneficiaries designated by Mr. Johnson and Mr. Johnson’s wife in the amount of $23,574, $21,473 and $17,870 in 2005, 2004 and 2003, respectively

Copart provides its Chief Executive Officer and President limited ability to use Copart’s corporate aircraft for personal purposes, subject to the standards and limitations described in the Compensation Committee Report on Executive Compensation included in this proxy statement. In addition, Copart provides its Chief Executive Officer, its President, and its Chief Operating Officer with company-owned or leased automobiles that may be used for personal purposes. Copart provides the other named executive officers with a monthly car allowance.

For purposes of the compensation table above, consistent with SEC guidelines, Copart has valued these perquisites based on their incremental cost to Copart. For purposes of valuing personal use of corporate aircraft, Copart uses a method that takes into account (i) landing/parking/flight planning services and expenses; (ii) crew travel expenses; (iii) supplies and catering; (iv) aircraft fuel and oil expenses; (v) maintenance, parts and external labor; (vi) customs, foreign permit and similar fees, if any; and (vii) passenger ground transportation. Based on Copart’s incremental cost analysis, the aggregate value of these perquisites received by the Named Executive Officers identified in the table above did not exceed in any individual case $50,000 in fiscal 2005, 2004, or 2003. Copart’s proxy statements for 2004 and 2003 disclosed the value of these benefits based on Internal Revenue Service guidelines, including use of the Standard Industry Fare Level (SIFL) for purposes of personal aircraft use. Under the prior tax value approach, with respect to Mr. Johnson, the value of personal aircraft use was $17,820 in 2005, $31,965 in 2004, and zero in 2003, and the value of personal automobile use was $15,000 in 2005, $25,788 in 2004, and $25,853 in 2003. With respect to Mr. Adair, the value of personal aircraft use was $4,128 in 2005, $30,875 in 2004, and zero in 2003, and the value of personal automobile use was $23,760 in 2005, $20,400 in 2004, and $17,328 in 2003. On a going-forward basis, Copart will disclose the value of these perquisites, consistent with SEC guidelines, based on their incremental cost to Copart.

Option Grants in Last Fiscal Year

No stock option grants made or stock appreciation rights were granted to any of the Named Officers during the 2005 fiscal year.

Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option Values

The following table sets forth information concerning exercises of options during fiscal year 2005 and the value of unexercised options held as of the end of the 2005 fiscal year by the Named Officers.

			Number of Securities Underlying Unexercised Options At Fiscal Year End		Value Of Unexercised In-The-Money Options At Fiscal Year - End ($)(2)
	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Willis J. Johnson	$—	$—	841,667	108,333	$15,475,904	$1,904,980
A. Jayson Adair	—	—	1,556,334	171,666	26,310,663	2,607,980
James E. Meeks	—	—	407,917	142,083	4,552,879	2,082,742
David L. Bauer	—	—	80,083	82,834	938,094	927,283
Vincent W. Mitz.	—	—	142,166	82,834	1,590,967	927,283

_____________________
(1)	Represents the fair market value of underlying securities on the date of exercise, minus the exercise price.
(2)
Represents the fair market value of underlying securities at fiscal year end (for in-the-money options only) minus the exercise price. The closing price for the Company’s Common Stock at fiscal year end as quoted on the NASDAQ National Market System was $24.46.

Employment Contracts and Change-in-Control Arrangements

We currently do not have any formal employment agreements with any of our executive officers and all are employed on an “at-will” basis.

All employees and consultants (including officers and directors) of the Company are eligible for option grants under our 2001 Stock Option Plan.

Future benefits under the 2001 Stock Option Plan are not determinable, as grants of options are at the discretion of the Compensation Committee. Pursuant to the terms of such option plans and related option grant agreements, if any, in the event of any acquisition or merger of Copart with or into another corporation or the sale of all or substantially all of the assets of the Company, each outstanding option and stock purchase right shall be assumed or an equivalent option or right substituted by the successor corporation. If the successor corporation refuses to assume the options and stock purchase rights then outstanding or to substitute substantially equivalent options or rights, then the optionee shall have the right to exercise the option or stock purchase right as to all the optioned stock, including shares not otherwise vested or exercisable. In such event, the optionee shall be notified that the option or stock purchase right is fully exercisable for fifteen (15) days from the date of such notice and that the option or stock purchase right shall terminate upon expiration of such period.

In addition, in the event of a change of control in which options and stock purchase rights are assumed by a successor corporation, pursuant to the terms of certain option agreements under our 1992 Stock Option Plan and our 2001 Stock Option Plan as previously approved, if an employee is terminated without cause by such successor corporation within twelve months of such change of control, then such optionee shall vest in full and have the right to exercise the option or stock purchase right as to all the optioned stock, including shares not otherwise vested or exercisable.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following Compensation Committee Report on Executive Compensation shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall this information be incorporated by reference by any general statement incorporating this proxy into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this information by reference into such filing.

The Compensation Committee of our Board of Directors has general responsibility for establishing the compensation payable to our executive officers and other key executives. The committee has the sole and exclusive authority to administer our equity compensation plans, including stock option plans under which grants may be made to such individuals.

The Compensation Committee believes that the compensation for its executive officers should be structured to attract, motivate and retain those responsible for the success of the Company and should be determined within a framework based on the attainment of designated financial targets, individual merit and contribution and overall financial performance relative to Copart’s peers and certain designated corporate objectives.

This report is divided into two parts. Part One is a brief description of the compensation arrangements in effect for the 2005 fiscal year for the executive officers of the Company, including the Named Officers in the Summary Compensation Table. Part Two is a discussion of the factors that governed the compensation payable to the Chief Executive Officer for the 2005 fiscal year.

Part One - Existing Compensation Arrangements

The Compensation Committee believes that the current salaries and benefits of our executive officers are commensurate with our financial performance to date and with the salaries and benefits payable by comparable companies. During fiscal 1998, the prior employment agreement between Copart and our Chief Executive Officer expired, and since 1998, Mr. Johnson has been employed on an “at-will” basis. The base annual salaries of Willis J. Johnson, A. Jayson Adair, James E. Meeks, David L. Bauer and Vincent W. Mitz were set at $500,000, $400,000, $275,000, $225,000 and $225,000 respectively, during fiscal year 2005. In September 2006, the Compensation Committee increased the base annual salaries for Messrs. Johnson, Adair, Meeks, Bauer and Mitz to $600,000, $500,000, $300,000, $240,000 and $240,000, respectively. The Compensation Committee intends to review these salary levels on a regular basis and to make such adjustments to them as it sees fit based on the performance of the Company and the employee. In September 2005, following its review of our fiscal 2005 financial results, the Compensation Committee approved cash bonuses for our executive officers. Specifically, the committee approved cash bonuses of $950,000 for Mr. Johnson, $700,000 for Mr. Adair, $350,000 for Mr. Meeks, $200,000 for Mr. Bauer and $200,000 for Mr. Mitz. These bonuses reflected increases over the cash bonuses paid in prior fiscal years, which increases the Compensation Committee determined were reasonable and appropriate in light of our financial and operating results in fiscal 2005.

Our objective in awarding options is to more closely align the long-term interests of the executive officers with those of our shareholders. During fiscal 2006, the committee reviewed the outstanding equity incentives of our executive officers, including the applicable exercise shares and the extent to which outstanding option grants were vested or unvested. Based on this review, the committee determined that additional option grants were required. In the first quarter of fiscal 2006, the committee approved grants of 771,000 shares of common stock to Company employees, including grants to Messrs. Johnson, Adair, Meeks, Bauer and Mitz in the amounts of 100,000, 100,000, 75,000, 40,000 and 40,000 shares, respectively, under the Company’s 2001 Stock Option Plan. The exercise price for all option grants was equal to the fair market value of our common stock on the date of grant.

Part Two - Compensation of Chief Executive Officer

Willis J. Johnson, the founder of the Company, served as President and Chief Executive Officer from 1986 until May 1995, and has continued to serve as Chief Executive Officer since May 1995. Mr. Johnson’s base annual salary was $500,000 for fiscal year 2005, an increase of $100,000 over his base salary for fiscal year 2004. In September 2006, the Compensation Committee increased Mr. Johnson’s base annual salary to $600,000. During the first quarter of fiscal 2006, the Compensation Committee approved the grant to Mr. Johnson of an option to acquire 100,000 shares of common stock under Copart’s 2001 stock option plan. Mr. Johnson is also entitled to participate in the Company’s benefit plans and is entitled to four weeks paid vacation per year, use of Company automobiles, and a $1 million life insurance policy with the beneficiary being designated by Mr. Johnson. In addition, we pay the premium on a $1,000,000 life insurance policy under which Mr. Johnson’s wife is the named insured and Mr. Johnson is the beneficiary.

In addition, during fiscal 2004, the Compensation Committee approved standards for personal use of Copart’s leased aircraft by Mr. Johnson and A. Jayson Adair, Copart’s President. The committee authorized Mr. Johnson to use the aircraft for personal purposes for up to 50 flight hours per fiscal year and Mr. Adair to use the aircraft for personal purposes for up to 25 flight hours per fiscal year. Flight hours in excess of these amounts would require the additional approval of the Compensation Committee. The committee intends to value this benefit on an annual basis, and Mr. Johnson and Mr. Adair will be responsible for taxes resulting from any deemed income arising from this benefit.

The Compensation Committee believes that the salary and benefits paid to Mr. Johnson during fiscal 2005 were commensurate with the Company’s financial performance. The Compensation Committee expects that any bonus compensation recommended to be payable to Mr. Johnson in future years will also be based upon the Company’s growth and financial performance, and subject to approval by the Compensation Committee.

In October 2005, our Board of Directors approved, following the recommendation of our Compensation Committee, the Copart, Inc. Executive Bonus Plan, subject to shareholder approval at our 2005 annual meeting of shareholders. For fiscal 2006, the committee has determined that our Chief Executive Officer and our President will be eligible to participate and receive a bonus, subject to Copart’s achievement of a performance target measured by revenue. Under the terms of the plan, the Compensation Committee retains the discretion to eliminate or reduce the actual award that may otherwise become payable as a result of Copart’s achieving the performance target.

Tax Limitation. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), places a limit of $1,000,000 on the amount of compensation that we may deduct in any year with respect to certain of our highest paid executives. Certain performance-based compensation that has been approved by shareholders is not subject to the deduction limit. We intend to qualify certain compensation paid to executives for deductibility under the Code, including Section 162(m) of the Code. However, we may from time to time pay compensation to our executive officers that may not be deductible. Certain amounts paid to our Chief Executive Officer and President during fiscal 2005 were not deductible under Section 162(m).

Compensation Committee

Harold Blumenstein  James Grosfeld  Jonathan Vannini

PERFORMANCE GRAPH

The following information relating to the price performance of our common stock shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall this information be incorporated by reference by any general statement incorporating this proxy into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate such information by reference into such filing.

The following graph shows a comparison of the cumulative total shareholder returns for the Company, the NASDAQ Stock Market - (U.S.), and a peer group (based on Standard Industrial Classification (“SIC”) codes) for the period of August 1, 2000 through July 31, 2005. Such returns are based on historical results and are not intended to suggest future performance. Data for the NASDAQ and peer group indices assume reinvestment of all dividends. We have not declared or paid a cash dividend since becoming a public company in 1994. The Company currently intends to retain any earnings for use in its business and does not anticipate paying any cash dividends in the foreseeable future.

CERTAIN TRANSACTIONS

We employ in various non-executive positions Bonnie Randall, the sister of our Chief Executive Officer and Rodgar McCalmon, the son-in-law of our Chief Executive Officer. In fiscal 2005, Mrs. Randall and Mr. McCalmon received a total of $100,000 and $134,200 of cash compensation, respectively. The Company believes that the terms of each such individual’s employment, including their cash compensation, are commensurate with other employees in comparable positions. In October 2005, Mr. McCalmon was granted 20,000 shares of common stock under the Company’s 2001 Stock Option Plan.

Willis J. and Reba J. Johnson are the owners of the real property and improvements of the Fresno, California facility and lease said premises to Copart for current monthly lease payments of $13,219 under a lease dated August 1, 1992, which expires, with inclusion of all extension options, in July 2009, and contains a provision whereby we have an option to purchase the real property and improvements. Total payments under this lease aggregated $158,628 in fiscal 2005. We believe that the terms of this lease are no less favorable to the Company than could be obtained from unaffiliated third parties.

Under the terms of the Lease Agreement dated September 1, 1992 between James P. Meeks and Barbara D. Meeks and Copart, Inc., we lease property in San Martin, California from James P. Meeks and Barbara D. Meeks. The San Martin lease expires August 31, 2007. Total payments under this lease aggregated $233,700 in fiscal 2005. James P. Meeks is the father of one of our directors, James E. Meeks.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and officers, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater-than-ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

Based solely upon a review of the copies of such reports furnished to the Company and written representations from such officers, directors and greater-than-ten percent shareholders that no other reports were required to be made, the Company believes that there was full compliance for the fiscal year ended July 31, 2005 with all Section 16(a) filing requirements applicable to the Company’s officers, directors and greater-than-ten percent shareholders.

OTHER MATTERS

We know of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

ADJOURNMENT OF THE ANNUAL MEETING

In the event that there are not sufficient votes to approve any proposal incorporated in this proxy statement at the time of the annual meeting, the proposal could not be approved unless the annual meeting was adjourned in order to permit further solicitation of proxies from holders of our Common Stock. Proxies that are being solicited by our board grant discretionary authority to vote for any adjournment, if necessary. If it is necessary to adjourn the annual meeting, and the adjournment is for a period of less than 45 days, no notice of the time and place of the adjourned meeting is required to be given to the shareholders other than an announcement of the time and place at the annual meeting. A majority of the shares represented and voting at the annual meeting is required to approve the adjournment, regardless of whether there is a quorum present at the annual meeting.

ANNUAL REPORT

A copy of our annual report for the fiscal year ended July 31, 2005 has been mailed concurrently with this proxy statement to all shareholders entitled to notice of, and to vote at, the annual meeting. The annual report is not incorporated into this proxy statement and is not proxy soliciting material.

                            For the Board of Directors
                            COPART, INC.
                            By:
                                Paul A. Styer, Secretary

Dated: November 7, 2005

Site of the Copart, Inc. 2005 Annual Shareholder Meeting

Directions to:    Copart, Inc.
4665 Business Center Drive
Fairfield, California 94534

From:           San Francisco Airport

Exit the airport on Highway 101 Northbound toward San Francisco. As you enter San Francisco follow the signs directing you towards the Bay Bridge. This is Interstate 80 Eastbound. Follow Interstate 80 Eastbound for approximately 40 miles. This will take you over the Bay and Carquinez Bridges. Continue east on Interstate 80 until you reach Fairfield. Once in Fairfield you will exit at Suisun Valley Road. Turn left onto Suisun Valley Road and go over the freeway. At the first set of traffic lights, turn left onto Mangels. At the next set of traffic lights, turn left onto Business Center Drive, and then go to the first building on the left at 4665 Business Center Drive.

Annex A

AMENDED AND RESTATED CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF

COPART, INC.

(as amended and restated November 29, 2004)

PURPOSE:

The purpose of the Audit Committee of the Board of Directors (the “Board”) of Copart, Inc. and its subsidiaries (the “Company”) shall be to:

•	Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;

•
Assist the Board in oversight and monitoring of (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; and (iii) the independent auditor’s qualifications, independence and performance;

•	Prepare the report that the Securities and Exchange Commission (the “SEC”) rules require be included in the Company’s annual proxy statement;

•	Provide the Board with the results of the Audit Committee’s monitoring and recommendations derived therefrom; and

•	Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board may from time to time prescribe.

MEMBERSHIP:

The Audit Committee members will be appointed by, and will serve at the discretion of, the Board. The Audit Committee will consist of at least three members of the Board. Members of the Audit Committee must meet the following criteria:

•	Each member will be an independent director, as defined in (i) NASDAQ Rule 4200, (ii) NASDAQ Rule 4350(d), and (iii) the rules of the SEC, as in effect from time to time;

•	Each member will be able to read and understand fundamental financial statements, in accordance with the NASDAQ National Market Audit Committee requirements;

•	No member may have participated in the preparation of the Company’s financial statements or the financial statements of any subsidiary of the Company during the last three (3) years; and

•
At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a principal financial officer or other senior officer with financial oversight responsibilities.

ROLE OF THE AUDIT COMMITTEE:

This charter assigns oversight responsibility to the Audit Committee. Management shall be responsible for the preparation, presentation, and integrity of the Company’s financial statements; accounting and financial reporting principles; internal controls; and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditor retained by the Audit Committee shall be responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

The members of the Committee are not acting as experts in accounting or auditing and may rely on the information provided to them and on the representations made by management and the independent auditor. Accordingly, the Committee’s oversight does not provide an independent basis to determine that the Company’s financial statements have been prepared in accordance with generally accepted accounting principles or that the audit of the Company’s financial statements by the independent auditor has been carried out in accordance with generally accepted auditing standards.

RESPONSIBILITIES:

The responsibilities of the Audit Committee shall include:

•
Reviewing from time to time, as may be appropriate, with management and with the independent and internal auditors, the adequacy of the Company’s system of internal controls, and to review, before its release, the disclosure regarding such system of internal financial and accounting controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

•
Exercising sole responsibility for appointing, compensating (including all audit engagement fees and terms), overseeing the work of, and terminating the services of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting), for the purpose of preparing or issuing an audit report or related work and pre-approving audit and permitted non-audit services provided to the Company by the independent auditors (or subsequently approving audit and permitted non-audit services in those circumstances where a subsequent approval is necessary and permissible) in accordance with the applicable requirements of the SEC and the Public Company Accounting Oversight Board (the “Oversight Board”);

•
Reviewing the independence of the outside auditors, including (i) obtaining on a periodic basis a formal written statement from the independent auditors regarding relationships and services with the Company that may impact independence, as defined by applicable standards and SEC requirements, (ii) presenting this statement to the Board, and (iii) to the extent there are relationships, monitoring and investigating them;

•
Reviewing and discussing with the independent auditors the proposed audit scope and approach; (ii) discussing with the Company’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; and (iii) reviewing reports submitted to the audit committee by the independent auditors in accordance with the applicable SEC requirements;

•
Reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC (which for purposes of the annual report shall include a recommendation as to whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K);

•
Reviewing separately with management and the independent auditors significant suggestions for improvements provided to management by the independent auditors and any significant difficulties encountered during the conduct of the audit, including any restrictions on the scope of work or access to information;

•	Reviewing before release with management and the independent auditors the unaudited quarterly operating results in the Company’s quarterly earnings release;

•	Reviewing, approving and monitoring the Company’s code of ethics for its senior financial officers and its code of conduct for all employees;

•	Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

•	Providing oversight and review at least annually of the Company’s risk management policies, including its investment policies;

•	If necessary, instituting special investigations with full access to all books, records, facilities and personnel of the Company;

•	As appropriate, retaining outside legal, accounting or other advisors to advise or assist the Audit Committee in performing its functions;

•	Reviewing and approving in advance any proposed related party transactions;

•	Reviewing and assessing the adequacy of this charter on and annual basis, as required by marketplace Rule 4350(d)(1);

•	Providing a report in the Company’s proxy statement in accordance with the rules and regulations of the SEC; and

•
Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

MEETINGS:

The Audit Committee will meet at least four times each year. The Audit Committee may establish its own schedule, which it will provide to the Board in advance.

The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at such times as are appropriate to review the financial affairs of the Company. The Audit Committee will meet separately, without management present, with the independent auditors of the Company, at such times as it deems appropriate, to fulfill the responsibilities of the Audit Committee under this charter.

The audit committee will have regularly scheduled meetings at which only independent directors are present (“executive session”), as required by NASDAQ Rule 4350(c)(2).

MINUTES:

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

REPORTS:

In addition to preparing the report in the Company’s proxy statement in accordance with the rules and regulations of the SEC, the Audit Committee will summarize its examinations and recommendations to the Board as may be appropriate, consistent with the Committee’s charter.

COMPENSATION:

Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board.

Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board or any committee thereof.

DELEGATION OF AUTHORITY:

The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

Annex B

CHARTER FOR THE

NOMINATING AND GOVERNANCE COMMITTEE

OF

COPART, INC.

PURPOSE:

The purpose of the Nominating and Governance Committee is to ensure that the Board of Directors (the “Board”) of Copart, Inc., a California corporation, is properly constituted to meet its fiduciary obligations to stockholders and the Company and that the Company has and follows appropriate governance standards. To carry out this purpose, the Nominating and Governance Committee shall:

•	assist the Board by identifying prospective director nominees and to select the director nominees for the next annual meeting of stockholders; and

•	develop and recommend to the Board the governance principles applicable to the Company.

COMMITTEE MEMBERSHIP AND ORGANIZATION:

•	The Nominating and Governance Committee shall be comprised of no fewer than three (3) members.

•	The members of the Nominating and Governance Committee shall meet the independence requirements of Nasdaq Rule 4200.

•	The members of the Nominating and Governance Committee shall be appointed and replaced by the Board.

COMMITTEE RESPONSIBILITIES AND AUTHORITY:

•	Evaluate the current composition, organization and governance of the Board and its committees, determine future requirements and make recommendations to the Board for approval.

•
Determine on an annual basis desired Board qualifications, expertise and characteristics and conduct searches for potential Board members with corresponding attributes. Evaluate and propose nominees for election to the Board. In performing these tasks the Nominating and Governance Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates.

•	Evaluate and make recommendations to the Board concerning the proposal of the Board slate for election. Consider stockholder nominees for election to the Board.

•	Evaluate and make recommendations to the Board concerning the appointment of directors to Board committees.

•	Evaluate and recommend termination of membership of individual directors in accordance with the Board’s governance principles, for cause or for other appropriate reasons.

•	Oversee the Board performance evaluation process including conducting surveys of director observations, suggestions and preferences.

•	Review its own charter, structure, processes and membership requirements from time to time.

•	In performing its responsibilities, the Nominating and Governance Committee shall have the authority to obtain advice, reports or opinions from internal or external counsel and expert advisors.

•	Make regular reports to the Board.

•	Maintain minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

•	Form and delegate authority to subcommittees when appropriate.

Annex C

COPART, INC.

EXECUTIVE BONUS PLAN

(Effective October 28, 2005)

Page

SECTION 1 BACKGROUND, PURPOSE AND DURATION		1
1.1	Effective Date	1
1.2	Purpose of the Plan	1

SECTION 2 DEFINITIONS		1
2.1	“1934 Act”	1
2.2	“Actual Award”	1
2.3	“Affiliate”	1
2.4	“Base Salary”	1
2.5	“Board”	1
2.6	“Code”	2
2.7	“Committee”	2
2.8	“Company”	2
2.9	“Determination Date”	2
2.10	“Disability”	2
2.11	“Earnings Per Share”	2
2.12	“Employee”	2
2.13	“Fair Market Value”	2
2.14	“Fiscal Year”	2
2.15	“Maximum Award”	2
2.16	“Operating Cash Flow”	2
2.17	“Operating Income”	2
2.18	“Participant”	3
2.19	“Payout Formula”	3
2.20	“Performance Period”	3
2.21	“Performance Goals”	3
2.22	“Plan”	3
2.23	“Profit After-Tax”	3
2.24	“Profit Before-Tax”	3
2.25	“Retirement”	3
2.26	“Return on Assets”	3
2.27	“Return on Equity”	3
2.28	“Return on Sales”	4
2.29	“Revenue”	4
2.30	“Shares”	4
2.31	“Target Award”	4
2.32	“Termination of Employment”	4

-ii-

(continued)

Page

2.33	“Total Shareholder Return”	4

SECTION 3 SELECTION OF PARTICIPANTS AND DETERMINATION OF AWARDS		4
3.1	Selection of Participants	4
3.2	Determination of Performance Goals	4
3.3	Determination of Target Awards	4
3.4	Determination of Payout Formula or Formulae	4
3.5	Date for Determinations	5
3.6	Determination of Actual Awards	5

SECTION 4 PAYMENT OF AWARDS		5
4.1	Right to Receive Payment	5
4.2	Timing of Payment	5
4.3	Form of Payment	5
4.4	Payment in the Event of Death	5

SECTION 5 ADMINISTRATION		6
5.1	Committee is the Administrator	6
5.2	Committee Authority	6
5.3	Decisions Binding	6
5.4	Delegation by the Committee	6

SECTION 6 GENERAL PROVISIONS		6
6.1	Tax Withholding	6
6.2	No Effect on Employment	6
6.3	Participation	7
6.4	Indemnification	7
6.5	Successors	7
6.6	Beneficiary Designations	7
6.7	Nontransferability of Awards	7
6.8	Deferrals	7

SECTION 7 AMENDMENT, TERMINATION AND DURATION		8
7.1	Amendment, Suspension or Termination	8
7.2	Duration of the Plan	8

SECTION 8 LEGAL CONSTRUCTION		8
8.1	Gender and Number	8
8.2	Severability	8
8.3	Requirements of Law	8
8.4	Governing Law	8
8.5	Captions	8

-iii-

COPART, INC.

EXECUTIVE BONUS PLAN

SECTION 1
BACKGROUND, PURPOSE AND DURATION

1.1  Effective Date.  The Plan is effective as of October 28, 2005, subject to ratification by an affirmative vote of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at the 2005 Annual Meeting of Stockholders of the Company.

1.2  Purpose of the Plan.  The Plan is intended to increase shareholder value and the success of the Company by motivating key executives (1) to perform to the best of their abilities, and (2) to achieve the Company’s objectives. The Plan’s goals are to be achieved by providing such executives with incentive awards based on the achievement of goals relating to the performance of the Company. The Plan is intended to permit the grant of awards that qualify as performance-based compensation under section 162(m) of the Code.

SECTION 2
DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1  “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.2  “Actual Award”means as to any Performance Period, the actual award (if any) payable to a Participant for the Performance Period. Each Actual Award is determined by the Payout Formula for the Performance Period, subject to the Committee’s authority under Section 3.6 to eliminate or reduce the award otherwise determined by the Payout Formula.

2.3  “Affiliate”means any corporation or other entity (including, but not limited to, partnerships and joint ventures) controlled by the Company.

2.4  “Base Salary”means as to any Performance Period, the Participant’s annualized salary rate on the last day of the Performance Period. Such Base Salary shall be before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to Company-sponsored plans.

2.5  “Board”means the Board of Directors of the Company.

2.6  “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.7  “Committee”means the committee appointed by the Board (pursuant to Section 5.1) to administer the Plan.

2.8  “Company”means Copart, Inc., a California corporation, or any successor thereto.

2.9  “Determination Date”means the latest possible date that will not jeopardize a Target Award or Actual Award’s qualification as performance-based compensation under section 162(m) of the Code.

2.10        “Disability”means a permanent and total disability determined in accordance with uniform and nondiscriminatory standards adopted by the Committee from time to time.

2.11  “Earnings Per Share”means as to any Performance Period, the Company’s or a business unit’s Profit After-Tax, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

2.12  “Employee”means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.13  “Fair Market Value”means the closing per share selling price for Shares, as quoted on the Nasdaq National Market for the date in question.

2.14  “Fiscal Year”means the fiscal year of the Company.

2.15  “Maximum Award”means as to any Participant for any Performance Period, $2,000,000.

2.16  “Operating Cash Flow”means as to any Performance Period, the Company’s or a business unit’s sum of Profit After-Tax plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.

2.17  “Operating Income”means as to any Performance Period, the Company’s or a business unit’s income from operations but excluding any unusual items, determined in accordance with generally accepted accounting principles.

2.18  “Participant”means as to any Performance Period, an Employee who has been selected by the Committee for participation in the Plan for that Performance Period.

2.19  “Payout Formula”means as to any Performance Period, the formula or payout matrix established by the Committee pursuant to Section 3.4 in order to determine the Actual Awards (if any) to be paid to Participants. The formula or matrix may differ from Participant to Participant.

2.20  “Performance Period”means any Fiscal Year or such other period longer than a Fiscal Year but not in excess of three Fiscal Years, as determined by the Committee in its sole discretion.

2.21  “Performance Goals”means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant for a Target Award for a Performance Period. As determined by the Committee, the Performance Goals for any Target Award applicable to a Participant may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Earnings per Share, (b) Operating Cash Flow, (c) Operating Income, (d) Profit After-Tax, (e) Profit Before-Tax, (f) Return on Assets, (g) Return on Equity, (h) Return on Sales, (i)  Revenue, and (j) Total Shareholder Return. The Performance Goals may differ from Participant to Participant and from award to award. Prior to the Determination Date, the Committee shall determine whether any significant element(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants.

2.22  “Plan”means the Copart, Inc. Executive Bonus Plan, as set forth in this instrument and as hereafter amended from time to time.

2.23  “Profit After-Tax”means as to any Performance Period, the Company’s or a business unit’s income after taxes, determined in accordance with generally accepted accounting principles.

2.24  “Profit Before-Tax”means as to any Performance Period, the Company’s or a business unit’s income before taxes, determined in accordance with generally accepted accounting principles.

2.25  “Retirement”means, with respect to any Participant, a Termination of Employment after attaining at least age 65.

2.26  “Return on Assets”means as to any Performance Period, the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.

2.27  “Return on Equity”means as to any Performance Period, the percentage equal to the Company’s Profit After-Tax divided by average stockholder’s equity, determined in accordance with generally accepted accounting principles.

2.28  “Return on Sales”means as to any Performance Period, the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by the Company’s or the business unit’s, as applicable, Revenue, determined in accordance with generally accepted accounting principles.

2.29  “Revenue”means as to any Performance Period, the Company’s or business unit’s net sales, determined in accordance with generally accepted accounting principles.

2.30  “Shares”means shares of the Company’s common stock.

2.31  “Target Award”means the target award payable under the Plan to a Participant for the Performance Period, expressed as a percentage of his or her Base Salary, as determined by the Committee in accordance with Section 3.3.

2.32  “Termination of Employment”means a cessation of the employee-employer relationship between an Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate.

2.33  “Total Shareholder Return”means as to any Performance Period, the total return (change in share price plus reinvestment of any dividends) of a Share.

SECTION 3
SELECTION OF PARTICIPANTS AND DETERMINATION OF AWARDS

3.1    Selection of Participants.  The Committee, in its sole discretion, shall select the Employees of the Company who shall be Participants for any Performance Period. Participation in the Plan is in the sole discretion of the Committee, and on a Performance Period by Performance Period basis. Accordingly, an Employee who is a Participant for a given Performance Period in no way is guaranteed or assured of being selected for participation in any subsequent Performance Period.

3.2    Determination of Performance Goals.  The Committee, in its sole discretion, shall establish the Performance Goals for each Participant for the Performance Period. Such Performance Goals shall be set forth in writing.

3.3    Determination of Target Awards.  The Committee, in its sole discretion, shall establish a Target Award for each Participant. Each Participant’s Target Award shall be determined by the Committee in its sole discretion, and each Target Award shall be set forth in writing.

3.4    Determination of Payout Formula or Formulae.  On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a Payout Formula or Formulae for purposes of determining the Actual Award (if any) payable to each Participant. Each Payout Formula shall (a) be in writing, (b) be based on a comparison of actual performance to the Performance Goals,

(c) provide for the payment of a Participant’s Target Award if the Performance Goals for the Performance Period are achieved, and (d) provide for an Actual Award greater than or less than the Participant’s Target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals. Notwithstanding the preceding, in no event shall a Participant’s Actual Award for any Performance Period exceed his or her Maximum Award.

3.5    Date for Determinations.  The Committee shall make all determinations under Section 3.1 through 3.4 on or before the Determination Date.

3.6    Determination of Actual Awards.  After the end of each Performance Period, the Committee shall certify in writing the extent to which the Performance Goals applicable to each Participant for the Performance Period were achieved or exceeded. The Actual Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance that has been certified by the Committee. Notwithstanding any contrary provision of the Plan, the Committee, in its sole discretion, may (a) eliminate or reduce the Actual Award payable to any Participant below that which otherwise would be payable under the Payout Formula, and (b) determine what Actual Award, if any, will be paid in the event of a Termination of Employment prior to the end of the Performance Period.

SECTION 4
PAYMENT OF AWARDS

4.1    Right to Receive Payment.  Each Actual Award that may become payable under the Plan shall be paid solely from the general assets of the Company. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right to payment of an Actual Award other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

4.2    Timing of Payment.  Payment of each Actual Award shall be made as soon as administratively practicable, but in no event later than 90 days after the end of the Performance Period during which the Award was earned.

4.3    Form of Payment.  Each Actual Award normally shall be paid in cash (or its equivalent) in a single lump sum. However, the Committee, in its sole discretion, may declare any Actual Award, in whole or in part, payable in restricted Shares. The number of Shares of restricted stock granted shall be determined by dividing the cash amount foregone by the Fair Market Value of a Share on the date that the cash payment otherwise would have been made. Any such restricted stock shall be subject to the vesting schedule (not to exceed two calendar years) as may be determined by the Committee, provided that accelerated vesting automatically shall occur upon death, Retirement or involuntary Termination of Employment without cause. No more than 100,000 restricted Shares may be issued under Plan.

4.4    Payment in the Event of Death.  If a Participant dies prior to the payment of an Actual Award earned by him or her prior to death for a prior Performance Period, the Award shall be paid to his or her estate.

SECTION 5
ADMINISTRATION

5.1    Committee is the Administrator.  The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) members of the Board. The members of the Committee shall be appointed from time to time by, and serve at the pleasure of, the Board. Each member of the Committee shall qualify as an “outside director” under section 162(m) of the Code. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

5.2    Committee Authority.  It shall be the duty of the Committee to administer the Plan in accordance with the Plan's provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees shall be granted awards, (b) prescribe the terms and conditions of awards, (c) interpret the Plan and the awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules.

5.3    Decisions Binding.  All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

5.4    Delegation by the Committee.  The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company; provided, however, that the Committee may delegate its authority and powers only with respect to awards that are not intended to qualify as performance-based compensation under section 162(m) of the Code.

SECTION 6
GENERAL PROVISIONS

6.1    Tax Withholding.  The Company shall withhold all applicable taxes from any Actual Award, including any federal, state and local taxes (including, but not limited to, the Participant’s FICA and SDI obligations).

6.2    No Effect on Employment.  Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Employment. Employment with the Company and its Affiliates is on an at-will basis only. The Company expressly reserves the right, which may be exercised at any time and without regard to when during a Performance Period such exercise occurs, to terminate any individual’s employment with or without cause, and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant.

6.3    Participation.  No Employee shall have the right to be selected to receive an award under this Plan, or, having been so selected, to be selected to receive a future award.

6.4    Indemnification.  Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any award, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

6.5    Successors.  All obligations of the Company under the Plan, with respect to awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

6.6    Beneficiary Designations.  If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid award shall be paid in the event of the Participant's death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

6.7    Nontransferability of Awards.  No award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 6.6. All rights with respect to an award granted to a Participant shall be available during his or her lifetime only to the Participant.

6.8    Deferrals.  The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash that would otherwise be delivered to a Participant under the Plan. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

SECTION 7
AMENDMENT, TERMINATION AND DURATION

7.1    Amendment, Suspension or Termination.  The Board, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Target Award theretofore granted to such Participant. No award may be granted during any period of suspension or after termination of the Plan.

7.2    Duration of the Plan.  The Plan shall commence on the date specified herein, and subject to Section 7.1 (regarding the Board’s right to amend or terminate the Plan), shall remain in effect thereafter.

SECTION 8
LEGAL CONSTRUCTION

8.1    Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

8.2    Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

8.3    Requirements of Law.  The granting of awards under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

8.4    Governing Law.  The Plan and all awards shall be construed in accordance with and governed by the laws of the State of California, but without regard to its conflict of law provisions.

8.5    Captions.  Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

COPART, INC.

C/O COMPUTERSHARE
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet	OR	**Vote-by-Telephone**
Log on to the Internet and go to http://www.eproxyvote.com/cprt		Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

[CPICM - COPART, INC.] [FILE NAME: ZCPI71.ELX] [VERSION - (3)] [11/01/05] [orig. 10/13/05]

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

ZCPI71

#CPI

X **Please mark votes as in this example.**

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 BELOW.

1. Election of Directors

Nominees:
(01) Willis J. Johnson; (02) A. Jayson Adair;
(03) Harold Blumenstein; (04) James Grosfeld; (05) James E. Meeks;
(06) Steven D. Cohan; (07) Jonathan Vannini

FOR ALL NOMINEES ☐ WITHHELD FROM ALL NOMINEES ☐

☐ ______________________________
To withhold authority to vote for an individual nominee or nominees, write his name or names above:

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING ☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐

TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

Sign exactly as your name(s) appears on your stock certificate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. Executors, administrators, trustees, etc. are requested to so indicate when signing. If stock is registered in two names, both should sign.

Signature: ______________________ Date: __________ Signature: ______________________ Date: __________

[CPICM - COPART, INC.] [FILE NAME: ZCPI72.ELX] [VERSION - (2)] [11/03/05] [orig. 10/13/05]

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL ZCPI72

PROXY

COPART, INC.

Proxy for 2005 Annual Meeting of Shareholders
December 6, 2005

The undersigned shareholder of Copart, Inc. (the "Company") hereby revokes all previous proxies and appoints Willis J. Johnson or Paul A. Styer or either of them, each with full power of substitution, as the proxy and attorney-in-fact of the undersigned to vote and otherwise represent all of the shares registered in the name of the undersigned at the 2005 Annual Meeting of Shareholders of the Company to be held on Tuesday, December 6, 2005, at 9:00 a.m. Pacific Standard Time, at the Company's corporate headquarters located at 4665 Business Center Drive, Fairfield, California, and any adjournment thereof, with the same effect as if the undersigned were present and voting such shares on the following matters and in the following manner set forth on the reverse side.

SEE REVERSE SIDE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE